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                                                                    Exhibit 4(h)

                                 AMENDMENT NO. 5
                                       TO
                          THE LINCOLN ELECTRIC COMPANY
                              EMPLOYEE SAVINGS PLAN
                          (EFFECTIVE NOVEMBER 1, 1994)

                  The Lincoln Electric Company, an Ohio corporation, hereby adopts this Amendment No. 5 to The Lincoln Electric Company Employee Savings Plan (Effective November 1, 1994). The provisions of this Amendment shall be effective as of July 1, 1997.

                                       I.

                  Article I of the Plan is hereby amended by inserting the following new Subsection immediately following Section 1.1(28):

                  "(28A) ESOP Contributions: Amounts attributable to contributions, plus gains and losses thereon, which were held prior to July 1, 1997 in The Lincoln Electric Company Employee Stock Ownership Plan, a frozen profit sharing plan which was merged into the Plan effective July 1, 1997."

                                       II.

                  Clause (a) of Section 1.1(53) of the Plan is hereby amended to read as follows:

                  "(a) is derived from his Before-Tax Contributions, Rollover Contributions, ESOP Contributions and Qualified Nonelective Contributions and"

                                      III.

                  Article III of the Plan is hereby amended by inserting the following new Section at the end thereof:

                  "3.11 Transfers of Assets to this Plan from Other Plans. (1) The Trustee shall, at the direction of the Company, receive and thereafter hold all amounts which may be transferred to it from a trust held under another plan which meets the requirements of sections 401(a) and 501(a) of the Code and which is not subject to the funding standards of section 412 of the Code.

                  (2) An Employee who has ESOP Contributions transferred to the Trust Fund on his behalf and who is otherwise not a Member shall be deemed to be a Member on and after the date of such transfer for all purposes of the Plan other than Articles III and IV."

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                                       IV.

                  The first sentence of Section 5.1(1) of the Plan is hereby amended to read as follows:

         "The Trust Fund shall be divided into such Investment Funds as the Investment Committee shall from time to time determine, and all Before-Tax Contributions, Rollover Contributions, ESOP Contributions and Employer Contributions shall be invested therein as provided in
         Section 5.5."

                                       V.

                  The first sentence of Section 5.2 of the Plan is hereby amended to read as follows:

                  "The Company shall establish and maintain, or cause to be established and maintained, an Account for each Member, which Account shall reflect, pursuant to Sub-Accounts established and maintained thereunder, the amount, if any, of the Member's
                  (a) Before-Tax Contributions, (b) Rollover Contributions, (c) ESOP Contributions, (d) Matching Employer Contributions, (e) Qualified Nonelective Contributions, and (f) Profit Sharing Contributions."

                                       VI.

                  The second sentence of Section 5.4(2) of the Plan is hereby amended by inserting ", ESOP Contributions" immediately after the words "Rollover Contributions".

                                      VII.

                  The first two sentences of Section 5.5 of the Plan (as amended by Amendment No. 4) are hereby deleted and the following sentences are substituted therefor:

         "Each Member may, pursuant to rules and procedures adopted by the Administrative Committee, direct that Before-Tax, Rollover, and Employer Contributions, other than Matching Employer Contributions, made by or for him shall be invested in any or all of the Investment Funds. Matching Employer Contributions shall be invested in the Company Non-Voting Stock Fund (or in such other Investment Fund as the Investment Committee shall designate for such purpose) and shall not be subject to the Members' investment directions. ESOP Contributions shall be invested in the Company Voting Stock Fund and the Company Non-Voting Stock Fund, as applicable, and shall not be subject to the Members' investment directions."

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                                      VIII.

                  The last sentence of Section 5.7(1) (as amended by Amendment No. 4) of the Plan is hereby amended by (i) deleting the word "and" where it appears before the word "fifth", and (ii) deleting the period at the end thereof and substituting therefor the following:

         "; and sixth, to the extent necessary, against the Member's ESOP Contributions Sub-Account, if any."

                                      IX.

                  The first sentence of Section 6.7(1) of the Plan (as amended by Amendment No. 4) is hereby amended by deleting the phrase "and Profit Sharing Contributions Sub-Account" before the period at the end thereof and substituting therefor the following:

         ", Profit Sharing Contributions Sub-Account and ESOP Contributions Sub-Account"

                  EXECUTED at Cleveland, Ohio, this 27th day of June, 1997.

                              THE LINCOLN ELECTRIC COMPANY

                              By /s/ H. Jay Elliot
                                 ---------------------------------------------
                              Title: Senior Vice President, Chief Financial
                                     Officer and Treasurer

                              And /s/ Frederick G. Stueber
                                  --------------------------------------------
                              Title: Senior Vice President, General
                                     Counsel and Secretary

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